SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12


                                 InterTAN, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Liberation Investments L.P.
                           Liberation Investments Ltd.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:
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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount Previously Paid:

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(4)  Date filed:

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

Contact:
Emanuel R. Pearlman
Liberation Investment Group LLC
11766 Wilshire Blvd, Suite #870
Los Angeles, CA 90025
(310) 479-3434


            LIBERATION INVESTMENTS DELIVERS LETTER TO INTERTAN BOARD

      Los Angeles, CA - September 11, 2003 - Investment funds Liberation Investments, L.P. and Liberation Investments Ltd. announced today that the following letter was sent to InterTan, Inc. (NYSE: ITN):

                           Liberation Investments L.P.
                         c/o Libra Securities Group, LLC
                         11766 Wilshire Blvd, Suite #870
                              Los Angeles, CA 90025

                           Liberation Investments Ltd.
                                Corporate Center
                                  West Bay Road
                               P.O. Box 31106 SMB
                          Grand Cayman, Cayman Islands



September 11, 2003

BY FAX AND OVERNIGHT COURIER
----------------------------

Mr. Brian E. Levy
President and Chief Executive Officer
InterTAN, Inc.
279 Bayview Drive
Barrie, Ontario L4M 4W5

Dear Mr. Levy:

Thank you for your letter dated September 5, 2003. We welcome the opportunity to meet with you to discuss the Company's continuing efforts regarding a possible sale of the Company or conversion to a Canadian Income Trust. In addition to senior management and your outside advisors, we believe the members of the board of directors should also participate in the meeting. In our view, the Company's stock has underperformed over the last four to five years and we firmly believe it is time for the Board to pursue a new strategy for maximizing shareholder value.

We have reviewed the publicly available information regarding the Company and are familiar with the current and proposed tax implications and change of control issues relating to a possible conversion to a Canadian Income Trust. We are confident that during our discussions we, our board nominees and our advisors will be able to make constructive suggestions after hearing the Company's presentation. Both of our nominees are distinguished business professionals with strong financial backgrounds who have extensive experience negotiating extraordinary transactions such as the sale of a business. In that regard, we understand from an analyst communication, which summarized a discussion the analyst had with the Company's Chairman, that conversion to a Canadian income trust may trigger a $50 million tax under pending U.S. legislation. We are prepared, if necessary, to discuss with you and your advisors approaches to creating a Canadian Income Trust with minimal tax leakage.

At our meeting, we do not believe it will be necessary for the Company to share any non-public information with us and we are not interested in receiving any such information. Moreover, given our intention to present stockholders with an alternative choice for the election of directors at the upcoming annual meeting, we believe it is in the best interest of all stockholders, and necessary for them to make an informed voting decision, for all material information regarding the Company's financial strategy to be disclosed to all stockholders. We do not believe it is appropriate to disclose material non-public information to us and ask us to sign a confidentiality agreement which would prohibit our fellow stockholders from having the same information.

To the extent that any material, non-public information is disclosed to us at our meeting, we would expect that it will be promptly disclosed to all stockholders. Similarly, should we proceed with a proxy solicitation in opposition to management, we reserve the right to use any information disclosed or matter discussed at our meeting in connection with the proxy solicitation.

Further to your invitation, we, our board nominees and our advisors are available to meet at the Company's offices at any time during the week of September 22, 2003.

We look forward to meeting with you and your senior management team to discuss ways to maximize value for all InterTAN stockholders.

Very truly yours,

Liberation Investments L.P.

By: /s/ Emanuel R. Pearlman
    ------------------------------

Liberation Investments Ltd.

By: /s/ Emanuel R. Pearlman
    ------------------------------


cc:   Scott M. Freeman, Esq.
      Dennis J. Block, Esq.

      Liberation Investments, L.P. and Liberation Investments Ltd. are private investment funds managed by Liberation Investment Group LLC. Emanuel R. Pearlman is the majority member and general manager of Liberation Investment Group LLC, and as such may be deemed to be the beneficial owner of the shares of InterTan owned by the Liberation funds.

        The Liberation funds intend to file a proxy statement and other relevant documents with the SEC in support of the election of Lee S. Hillman and Don R. Kornstein to the InterTan board. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. The Liberation funds and Messrs. Hillman, Kornstein and Pearlman may be deemed to be participants in the solicitation of proxies from the stockholders of InterTan in connection with the annual meeting. Information about these participants and their ownership of InterTan shares can be found in the Liberation funds Schedule 13D filings with the SEC and will be set forth in the proxy statement filed by the Liberation funds with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.